Exhibit 4.2

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

Dated as of December 18, 2012

by and among

CINEMARK USA, INC.

EACH OF THE GUARANTORS LISTED

ON THE SIGNATURE PAGES HEREIN

and

BARCLAYS CAPITAL INC.

MORGAN STANLEY & CO. LLC

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO SECURITIES, LLC

NOMURA SECURITIES INTERNATIONAL, INC.

This Exchange and Registration Rights Agreement (this “Agreement”) is made and entered into as of December 18, 2012 by and among Cinemark USA, Inc., a Texas corporation (“Cinemark”), certain of Cinemark’s subsidiaries signatory hereto as guarantors (the “Guarantors”) and Barclays Capital Inc., Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and Nomura Securities International, Inc. (each, a “Purchaser” and collectively, the “Purchasers”).

Pursuant to the Purchase Agreement, dated December 4, 2012 (the “Purchase Agreement”), among Cinemark, the Guarantors and the Purchasers, the Purchasers have agreed to purchase the aggregate principal amount of Cinemark’s 5.125% Senior Notes due 2022 (the “Notes”) set forth on Schedule I thereto which shall be jointly and severally guaranteed on a senior basis by each of the Guarantors.

In order to induce the Purchasers to purchase the Notes, Cinemark and each of the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Section 5 of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act: The Securities Act of 1933, as amended.

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in Section 6(d) hereof.

Applicable Securities: Each of the Notes, until the earliest to occur, with respect to a particular Note, of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (c) the date such Note ceases to be outstanding.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized to close.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by Cinemark to the Trustee under the Indenture of the Exchange Notes in the same aggregate principal amount as the aggregate principal amount of the Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.

Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Notes: Cinemark’s 5.125% Senior Notes due 2022 to be issued pursuant to the Indenture in the Exchange Offer.

Exchange Offer: The registration by Cinemark and the Guarantors under the Act of the Exchange Notes pursuant to an Exchange Offer Registration Statement pursuant to which Cinemark and the Guarantors offer the Holders of all outstanding Applicable Securities the opportunity to exchange all such outstanding Applicable Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Applicable Securities validly tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales: The transactions in which the Purchasers propose to sell the Notes to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Act, and outside the United States in reliance upon Regulation S under the Act.

FINRA: The Financial Industry Regulatory Authority, Inc.

Free Writing Prospectus: Each free writing prospectus (as defined in Rule 405 under the Act) prepared by or on behalf of Cinemark or used or referred to by Cinemark in connection with the sale of the Securities.

Holder: As defined in Section 2(b) hereof.

Indenture: The Indenture, dated as of December 18, 2012, among Cinemark, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Issue Date: The date on which the Notes are originally issued under the Indenture.

Losses: As defined in Section 8(a) hereof.

Notes: As defined in the preamble hereto.

Person: An individual, partnership, corporation, limited liability company, joint venture, association, trust or other organization whether or not a legal entity, or a government or agency or political subdivision thereof.

Prospectus: The prospectus, including any Free Writing Prospectus, included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Purchaser: As defined in the preamble hereto.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of Cinemark and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Applicable Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities: The Notes and the Exchange Notes.

Shelf Filing Deadline: As defined in Section 4(a)(x) hereof.

Shelf Registration: A registration effected by the filing of a Shelf Registration Statement pursuant to Section 4 hereof.

Shelf Registration Statement: As defined in Section 4(a)(x) hereof.

TIA: The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

Underwritten Registration or Underwritten Offering: A registration in which securities of Cinemark and the Guarantors are sold to an underwriter for reoffering to the public.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

(a) Applicable Securities. The Securities entitled to the benefits of this Agreement are the Applicable Securities.

(b) Holders of Applicable Securities. A Person is deemed to be a holder of Applicable Securities (each, a “Holder”) whenever such Person owns Applicable Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (so long as the procedures set forth in Section 6(a) below are being or have been complied with), Cinemark and the Guarantors shall (i) use their commercially reasonable best efforts to cause to be filed with the Commission, not later than 120 days after the Closing Date, the Exchange Offer Registration Statement under the Act relating to the Exchange Notes and the Exchange Offer, (ii) use their commercially reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission at the earliest practicable time, but not later than 210 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and use their commercially reasonable best efforts to Consummate the Exchange Offer. The Exchange Offer shall be on an appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Applicable Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) below. If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of Exchange Notes thereunder or the sale of Applicable Securities pursuant thereto as contemplated by Section 3(c) below is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement shall remain in effect.

(b) Cinemark and the Guarantors shall use their commercially reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. Cinemark and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Securities shall be included in the Exchange Offer Registration Statement. Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, Cinemark and the Guarantors shall use their commercially reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but not later than 30 days thereafter.

(c) Cinemark shall indicate in a “Plan of Distribution” section contained in the Prospectus included in the Exchange Offer Registration Statement that any Broker-Dealer who holds Notes that are Applicable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Applicable Securities acquired directly from Cinemark), may exchange such Notes pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission.

Cinemark and the Guarantors shall use their commercially reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of twelve months from the date on which the Exchange Offer Registration Statement is declared effective.

Cinemark shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.

SECTION 4. SHELF REGISTRATION

(a) Shelf Registration. If (i) Cinemark and the Guarantors are not required to file an Exchange Offer Registration Statement or consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (so long as the procedures set forth in Section 6(a) below are being or have been complied with) or (ii) any Holder of Applicable Securities shall notify Cinemark prior to the 20th day following the Consummation of the Exchange Offer that (A) such Holder is prohibited by a change in applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes to be acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and owns Notes acquired directly from Cinemark or an affiliate of Cinemark, then Cinemark and the Guarantors shall:

(x) use their commercially reasonable best efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), on or prior to the 30th day after the obligation to file such Shelf Registration Statement arises (and in any event within 240 days after the Closing Date) (the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Applicable Securities, the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 210th day after the obligation to file such Shelf Registration Statement arises.

Cinemark and the Guarantors shall use their commercially reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Applicable Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year following the Closing Date.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Applicable Securities may include any of its Applicable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to Cinemark in writing, within 20 Business Days after receipt of a request therefor, such information as Cinemark may reasonably request specified in Item 507 and Item 508 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to Cinemark all information required to be disclosed in order to make the information previously furnished to Cinemark by such Holder not materially misleading. No Holder of Applicable Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information.

SECTION 5. ADDITIONAL INTEREST

If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv) above, a “Registration Default”), Cinemark and the Guarantors hereby agree to pay, jointly and severally, additional cash interest (“Additional Interest”) to each Holder of Applicable Securities. Such Additional Interest, with respect to the first 90-day period immediately following the occurrence of each such Registration Default, shall equal an increase in the annual interest rate on the Notes by 0.5%. The amount of Additional Interest will increase by an additional 0.5% per annum with respect to each subsequent 90-day period relating to each such Registration Default until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.0% per annum. The Securities will not accrue Additional Interest from and after the second anniversary of the Issue Date even if Cinemark is not in compliance with its obligations under this Agreement. Cinemark shall notify the Trustee within one Business Day after (i) each and every Registration Default and (ii) the date the Registration Default has been so cured. Cinemark and the Guarantors shall, jointly and severally, pay all accrued Additional Interest to Holders in New York, New York by wire transfer of immediately available funds or by federal funds check in the same manner as interest is paid under the Notes. Following the cure of all Registration Defaults relating to any particular Applicable Securities, the accrual of Additional Interest with respect to such Applicable Securities will cease. The parties agree that the obligation to pay Additional Interest will be the sole remedy of Holders with respect to damages arising from a Registration Default.

All obligations of Cinemark and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Applicable Security at the time such security ceases to be an Applicable Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, Cinemark and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their commercially reasonable best efforts to effect such exchange to permit the sale of Applicable Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to Cinemark there is a question as to whether the Exchange Offer is permitted by applicable law, Cinemark and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission, including oral advice from the staff of the Commission, allowing Cinemark and the Guarantors to Consummate an Exchange Offer for such Notes. Cinemark and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, Cinemark and the Guarantors hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to Cinemark setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such matters.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Applicable Securities shall furnish, upon the request of Cinemark, prior to the Consummation thereof, a written representation to Cinemark (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of

Cinemark, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder of Applicable Securities shall also furnish, upon the request of Cinemark, such representations as may be required to permit offers and sales of the Securities under state securities laws. Each Holder hereby acknowledges and agrees that any Broker-Dealer who acquired Notes directly from Cinemark or any affiliate of Cinemark and any such Holder intending to use the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holders directly from Cinemark.

(iii) Prior to effectiveness of the Exchange Offer Registration Statement, Cinemark and the Guarantors shall provide a supplemental letter to the Commission stating that Cinemark and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above. The supplemental letter shall include a representation that Cinemark and the Guarantors have not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of Cinemark’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, Cinemark and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their commercially reasonable best efforts to effect such registration to permit the sale of the Applicable Securities being sold in accordance with the intended method or methods of distribution thereof in accordance with the provisions of Sections 4(a) and 6(c) hereof.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Applicable Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), Cinemark and the Guarantors shall:

(i) use their commercially reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Applicable Securities during the period required by this Agreement, Cinemark and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their commercially reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Applicable Securities covered by such Registration Statement have been exchanged or sold or until such Applicable Securities no longer constitute Applicable Securities or are no longer outstanding; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Applicable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise promptly the underwriter(s), if any, and selling Holders and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Applicable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Applicable Securities under state securities or Blue Sky laws, Cinemark and the Guarantors shall use their commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) furnish to the Purchasers, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with each such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus if requested by such person, which documents will be subject to the review of such Holders and underwriter(s) in connection with each such sale, if any, for a period of at least five Business Days, and Cinemark and the Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which a selling Holder of Applicable Securities covered by such Registration Statement or the underwriter(s) in connection with each such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

(v) promptly provide copies prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, if requested by any selling Holders or the underwriter(s), if any, within five Business Days after receipt of notification thereof from Cinemark, of such document to the selling Holders and to the underwriter(s), if any; make Cinemark’s representatives available for discussion of such document and other customary due diligence matters; and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of Cinemark and its subsidiaries, and cause Cinemark’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

(vii) if requested by any selling Holders or the underwriter(s) in connection with each such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Applicable Securities, information with respect to the principal amount of Applicable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Applicable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after Cinemark is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(viii) use their commercially reasonable best efforts to cause the Applicable Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

(ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits if so requested by such person;

(x) deliver to each selling Holder and each of the underwriter(s) in connection with each such sale, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; Cinemark and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Applicable Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Applicable Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably acceptable to Cinemark and the Guarantors and reasonably requested by the Purchasers or by any Holder of Applicable Securities or any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, Cinemark and each of the Guarantors shall:

(A) furnish to each Purchaser, each selling Holder and each underwriter, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, upon the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (x) the President or any Vice President and (y) a principal financial or accounting officer of Cinemark and each of the Guarantors, confirming, as of the date thereof, the matters set forth in paragraph (h) of Section 5 of the Purchase Agreement and such other matters as such parties may reasonably request; provided that references to the “Offering Memorandum” in such certificate shall instead refer to the Prospectus and references to the “Disclosure Package” in such certificate shall instead refer to any time of sale information prepared in connection with such Exchange Offer or Shelf Registration Statement, as the case may be;

(2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for Cinemark and the Guarantors, covering the matters set forth in paragraphs (c) and (d) of Section 5 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of Cinemark, representatives of the independent public accountants for Cinemark, the Purchasers’ representatives and the Purchasers’ counsel at which the contents of such Registration Statement and the related Prospectus were discussed, although such counsel has not undertaken to investigate or independently verify and does not assume any responsibility for, the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of Cinemark and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel makes no comment with respect to, assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3) a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from Cinemark’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(f) of the Purchase Agreement, without exception;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section;

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Cinemark and the Guarantors pursuant to this clause (xi), if any; and

(D) if at any time the representations and warranties of Cinemark and each of the Guarantors contemplated in clause (A)(1) above cease to be true and correct, Cinemark and each of the Guarantors shall so advise the Purchasers and the underwriter(s), if any, and each Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Applicable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Applicable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable (including, without limitation, the imposition of such restrictions on offers or sales of the Securities as are referred to in Section 3(b) hereof) to enable the disposition in such jurisdictions of the Applicable Securities covered by the applicable Registration Statement; provided, however, that neither Cinemark nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, except as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xiii) shall issue, upon the request of any Holder of Notes covered by the Shelf Registration Statement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to Cinemark by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to Cinemark for cancellation;

(xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Applicable Securities to be sold and not bearing any restrictive legends; and to register such

Applicable Securities in such denominations (which denominations shall be of $1,000 and integral multiples thereof) and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any such sale of Applicable Securities made by such underwriter(s);

(xv) use their commercially reasonable best efforts to cause the Applicable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Applicable Securities;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Applicable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Applicable Securities not later than the effective date of the Registration Statement covering such Applicable Securities and provide the Trustee under the Indenture with printed certificates for the Applicable Securities which are in a form eligible for deposit with the Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA, and use their commercially reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Applicable Securities to consummate the disposition of such Applicable Securities;

(xix) otherwise use their commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to Holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a 12-month period (A) beginning at the end of any fiscal quarter in which Applicable Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an Underwritten Offering, commencing with the first month of Cinemark’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their commercially reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act;

(xxii) use their commercially reasonable best efforts to cause all Applicable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by Cinemark are then listed if requested by the Holders of a majority in aggregate principal amount of Notes covered by such Registration Statement or the managing underwriter(s), if any; and

(xxiii) to the extent any Free Writing Prospectus is used, file with the Commission any Free Writing Prospectus that is required to be filed by Cinemark or the Guarantors with the Commission in accordance with the Act and to retain any Free Writing Prospectus not required to be filed.

(d) Restrictions on Holders. Each Holder agrees by acquisition of an Applicable Security that, upon receipt of any notice from Cinemark of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Applicable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by Cinemark that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by Cinemark, each Holder will deliver to Cinemark (at Cinemark’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Applicable Securities that was current at the time of receipt of such notice. In the event Cinemark shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

(a) All expenses incident to Cinemark and the Guarantors’ performance of or compliance with this Agreement will be borne jointly and severally by Cinemark and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with FINRA (and, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses incurred in connection with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for Cinemark, and in accordance with Section 7(b) below, the Holders of Applicable Securities; (v) if applicable, all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of Cinemark (including the expenses of any special audit and comfort letters required by or incident to such performance).

Cinemark and the Guarantors will bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by Cinemark and/or any Guarantor.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), Cinemark and the Guarantors will reimburse the Purchasers and the Holders of Applicable Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Applicable Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

(a) Cinemark and the Guarantors agree, jointly and severally, to indemnify and hold harmless, to the fullest extent permitted by applicable law, each of the Holders, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of each Holder or any controlling person, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, “Losses”), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Cinemark nor any Guarantor will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Cinemark and the Guarantors by or on behalf of any Holders expressly for use therein. This indemnity will be in addition to any liability which Cinemark or any Guarantor may otherwise have, including, under this Agreement.

(b) Each of the Holders agrees, severally and not jointly, to indemnify and hold harmless Cinemark, each of the Guarantors, each person, if any, who controls Cinemark or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of Cinemark or any Guarantor or any controlling person, against any and all Losses, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Cinemark and the Guarantors by or on behalf of such Holder expressly for use therein; provided, however, that in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation, unless such Losses are a result of the gross negligence or willful misconduct of such Holder as determined in a final judgment by a court of competent jurisdiction. This indemnity will be in addition to any liability which any Holder may otherwise have, including under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought, in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action and the indemnifying party has agreed in writing to pay the fees and expenses of such counsel, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified hereunder, Cinemark and the Guarantors, on the one hand, and each Holder, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by Cinemark and the Guarantors, any contribution received by Cinemark and the Guarantors from persons, other than the Holders, who may also be liable for contribution, including persons who control either Cinemark or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which Cinemark, any Guarantor and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by Cinemark and the Guarantors, on the one hand, and any such Holder, on the other hand, or, if such allocation is not permitted by applicable law or if indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of Cinemark and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Cinemark and the Guarantors, on the one hand, and any Holder, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Securities (net of discounts and commissions but before deducting expenses) received by Cinemark and the Guarantors and (y) the total proceeds received by such Holder upon its sale of Securities which would otherwise give rise to the indemnification obligation, respectively. The relative fault of Cinemark and the Guarantors, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Cinemark and the Guarantors or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Cinemark, each of the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the dollar amount by which the proceeds received by such Holder with respect to the sale of its Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling person shall have the same rights to contribution as such Holder, and each person, if any, who controls Cinemark or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of Cinemark or any Guarantor or any controlling person shall have the same rights to contribution as Cinemark and each of the Guarantors, subject in each case to clauses (i) and (ii) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

SECTION 9. RULE 144A

Cinemark and the Guarantors hereby agree with each Holder, for so long as any Applicable Securities remain outstanding, to make available to any Holder or beneficial owner of Applicable Securities in connection with any sale thereof and any prospective purchaser of such Applicable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Applicable Securities pursuant to Rule 144A.

SECTION 10. UNDERWRITTEN REGISTRATIONS

No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Applicable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

The Holders of Applicable Securities covered by the Shelf Registration Statement who desire to do so may sell such Applicable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Applicable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to Cinemark (it being understood that Barclays Capital Inc. is reasonably satisfactory); such investment bankers and manager or managers are referred to herein as the “underwriters”.

SECTION 12. MISCELLANEOUS

(a) Remedies. Cinemark and the Guarantors agree that monetary damages (including the Additional Interest contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Neither Cinemark nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with, and are not inconsistent with, the rights granted to the holders of Cinemark’s securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. Neither Cinemark nor any Guarantor will take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless Cinemark has obtained the written consent of Holders of a majority of the outstanding principal amount of Applicable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered pursuant to the Shelf Registration and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered pursuant to the Shelf Registration, may be given by the Holders of a majority of the outstanding principal amount of Applicable Securities being tendered or registered, as applicable.

(e) Notices. All notices and other communications provided for, or permitted hereunder, shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to Cinemark:

Cinemark USA, Inc.

3900 Dallas Parkway

Suite 500

Plano, Texas 75093

Phone No.: (972) 665-1000

Telecopier No.: (972) 665-1004

Attention: Michael Cavalier

with a copy to:

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Phone No.: (214) 969-2800

Telecopier No.: (214) 969-4343

Attention: Terry M. Schpok, P.C.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Applicable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Applicable Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement together with the other Transaction Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Cinemark and the Guarantors with respect to the Applicable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CINEMARK USA, INC.
SUNNYMEAD CINEMA CORP.
CINEMARK PROPERTIES, INC.
GREELEY HOLDINGS, INC.
TRANS TEXAS CINEMA, INC.
CINEMARK PARTNERS I, INC.
MULTIPLEX SERVICES, INC.
CNMK TEXAS PROPERTIES, LLC
CINEMARK CONCESSIONS, LLC.
CENTURY THEATRES, INC.
MARIN THEATRE MANAGEMENT, LLC
CENTURY THEATRES NG, LLC
CINEARTS, LLC
CINEARTS SACRAMENTO, LLC
CORTE MADERA THEATRES, LLC
NOVATO THEATRES, LLC
SAN RAFAEL THEATRES, LLC
NORTHBAY THEATRES, LLC
CENTURY THEATRES SUMMIT SIERRA, LLC
CENTURY THEATRES SEATTLE, LLC
CNMK INVESTMENTS, INC.

By:	/s/ Michael D. Cavalier
Name:	Michael D. Cavalier
Title:	Senior Vice President – General
Counsel

[CUSA – Registration Rights Agreement]

Accepted:

BARCLAYS CAPITAL INC.
MORGAN STANLEY & CO. LLC
DEUTSCHE BANK SECURITIES INC.
WELLS FARGO SECURITIES, LLC
NOMURA SECURITIES INTERNATIONAL, INC.

BY BARCLAYS CAPITAL INC.

By:	/s/ Robert Chen
Authorized Representative

[CUSA – Registration Rights Agreement]